EXHIBIT 99.3

                         WAXMAN INDUSTRIES, INC. REPORTS
                        FISCAL 2004 FIRST QUARTER RESULTS

         Bedford Heights, Ohio -- October 30, 2003 - Waxman Industries, Inc. (OTCBB-WAXM), a leading supplier of specialty plumbing, floor and surface protection and other industrial products to the consumer and industrial markets, reported its revenue and earnings for the fiscal 2004 first quarter ended September 30, 2003.

Operating Results

         Net sales for the Company's wholly owned operations for the three months ended September 30, 2003 amounted to $17.5 million, as compared to $18.2 million in the same prior year period. Sales to retailers improved over the prior year first quarter, as did the Company's industrial sales business, with the exception of sales to Barnett, which decreased by over $2 million and offset the above mentioned increases.

         The Company reported operating income of $581,000 for the fiscal 2004 first quarter, slightly higher than the $579,000 in the comparable quarter in fiscal 2003. Affecting the fiscal 2004 first quarter ended September 30th were foreign transaction losses of $0.1 million as compared to foreign transaction gains of $0.1 million in the same period in the prior year. The Company also experienced higher SG&A costs associated with the expansion effort of its industrial sales segment. The Company expects sales for this segment will continue to increase and offset the increase in SG&A expenses associated with operating this segment of the business. The Company's net interest expense for the fiscal 2004 first quarter amounted to $139,000, as compared to $124,000 in the fiscal 2003 first quarter. The increase in interest expense for the first quarter 2004 is due to $28,000 of interest income received with a tax refund received during the fiscal 2003 first quarter. Average borrowings increased slightly from $8.1 million to $8.2 million due to a new capital lease and other working capital requirements, however interest rates decreased from 5.48% to 4.73% from the first fiscal quarter 2003 to the first fiscal quarter 2004.


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         Net income for the fiscal 2004 first quarter ended September 30, 2003, amounted to $387,000, or $0.32 per share, as compared to $349,000, or $0.29 per share, in the comparable period last year.

         Commenting on the fiscal 2004 first quarter, Armond Waxman, President and Co-Chief Executive Officer said, "Although sales decreased in comparison to the prior year first quarter, our mix of products resulted in improved operating margins. We are pleased with our growth in sales to retail customers and the growth of other industrial sales, which partially offset the decrease in sales to Barnett." At September 30, 2003, the Company had total debt of $8.2 million, as compared to $8.6 million at June 30, 2003.

         Waxman Industries, Inc. is a leading supplier of specialty plumbing, floor and surface protection and other hardware products to the repair and remodeling market. Through its wholly owned subsidiaries, Waxman Consumer Products Group and WAMI Sales, the Company distributes products to a wide variety of national and regional retailers and wholesalers in the United States. Through its Asian operations, TWI and CWI, the Company manufactures, sources, assembles and packages plumbing and other products for sale to Waxman's U.S. based operations. Through its TWI Industrial operation, the Company also distributes plumbing and hardware products worldwide to manufacturers, O.E.M. customers, wholesalers, retailers and other industrial customers.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements on this Press Release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should," and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, risks associated with currently unforeseen competitive pressures, the ability of the Company to generate or access sufficient liquidity for growth and risks affecting the Company's industry, such as decreased consumer spending, customer concentration issues and the effects of general economic conditions. In addition, the Company's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.

                                      # # #
                             Financial tables follow


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                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                   (Unaudited)

                                                                     Three Months Ended
(in thousands, except per share data)                                   September 30,
------------------------------------------------------------      -----------------------
                                                                   2003            2002

Net sales..................................................       $ 17,526       $ 18,208
Cost of sales..............................................         11,235         12,283
                                                                  --------       --------

Gross profit...............................................          6,291          5,925
Selling, general and administrative expenses...............          5,710          5,346
                                                                  --------       --------

Operating income ..........................................            581            579
Other income ..............................................              6              3
Interest expense, net......................................            139            124
                                                                  --------       --------

Income before income taxes.................................            448            458
Provision for income taxes.................................             61            109
                                                                  --------       --------
Net income.................................................       $    387       $    349
                                                                  ========       ========

Other comprehensive income:
Foreign currency translation adjustment....................            130           (218)
                                                                  --------       --------
Comprehensive income.......................................          $ 517          $ 131
                                                                  ========       ========


Basic and diluted income per share:
Net income ................................................      $    0.32      $    0.29
                                                                  ========       ========

Weighted average shares outstanding........................          1,218          1,218
                                                                  ========       ========




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                    WAXMAN INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                      SEPTEMBER 30, 2003 AND JUNE 30, 2003

                                     ASSETS

                                                              September 30,     June 30,
                                                                  2003            2003
(in thousands)                                                 (Unaudited)     (Audited)
                                                              -------------    ---------
Current assets:
  Cash and cash equivalents                                       $ 3,217        $ 1,507
  Trade receivables, net                                           11,401         12,129
  Other receivables                                                 1,201          1,236
  Inventories                                                       9,729         10,119
  Prepaid expenses                                                  1,321          1,299
  Net assets held for sale                                            996           --
                                                                  -------        -------
 Total current assets                                              27,865         26,290
                                                                  -------        -------

 Property and equipment, net                                        6,974          8,150
                                                                  -------        -------

 Unamortized debt issuance costs, net                                 176            209
 Receivable from officer's life insurance policies                  3,405          3,405
 Notes receivable from related parties                                459            476
 Other assets                                                         672            639
                                                                  -------        -------
                                                                  $39,551        $39,169
                                                                  =======        =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term borrowings                                           $ 7,114        $ 7,529
  Current portion of long-term debt                                   195            195
  Accounts payable                                                  5,270          5,904
  Accrued liabilities                                               4,568          3,605
                                                                  -------        -------
 Total current liabilities                                         17,147         17,233
                                                                  -------        -------

Term loan, net of current portion                                     729            770

Other long-term debt, net of current portion                          118            126

Total stockholders' equity                                         21,557         21,040
                                                                  -------        -------
                                                                  $39,551        $39,169
                                                                  =======        =======